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Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Country of incorporation	Interest %
Sasol Mining (Pty) Ltd.	Coal mining activities	South Africa	89,8	(1)
Sasol Mining Holdings (Pty) Ltd.	Holding company for the group's mining interests	South Africa	100
Sasol Synfuels (Pty) Ltd.	Production of liquid fuels, gases and chemical products and refining of tar acids	South Africa	100
Sasol Technology (Pty) Ltd.	Engineering services, research and development and technology transfer	South Africa	100
Sasol Financing (Pty) Ltd.	Management of cash resources, investment and procurement of loans (for South African operations)	South Africa	100
Sasol Investment Company (Pty) Ltd.	Holding company of the group's foreign investments (and investment in movable and immovable property)	South Africa	100
Sasol Chemical Industries Limited	Production and marketing of mining explosives, gases, petrochemicals, fertilisers and waxes	South Africa	100
Sasol Gas Holdings (Pty) Ltd.	Holding company for the group's gas interests	South Africa	100
Sasol Oil (Pty) Ltd.	Marketing of fuels and lubricants	South Africa	75
Republic of Mozambique Pipeline Investments Company (Pty) Ltd.	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	South Africa	50	(2)
Sasol Chemical Holdings International (Pty) Ltd.	Investment in the Sasol Chemie group	South Africa	100
Sasol Chemicals Europe Limited	Marketing and distribution of chemical products	United Kingdom	100
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	Hong Kong	100
Sasol Financing International Plc	Management of cash resources, investment and procurement of loans (for operations outside South Africa)	Isle of Man	100
Sasol Gas Limited	Marketing, distribution and transportation of pipeline gas and the maintenance of pipelines used to transport gas	South Africa	100

Name	Nature of business	Country of incorporation	Interest %
Sasol Group Services (Pty) Ltd.	Supplier of functional core and shared services to the Sasol group of companies	South Africa	100
Sasol Oil International Limited	Buying and selling of crude oil	Isle of Man	75	(3)
Sasol Petroleum International (Pty) Ltd.	Exploration, development, production, marketing and distribution of natural oil and gas and associated products	South Africa	100
Sasol Canada Exploration and Production Limited (SCEPL)	General partner in, and management of, the Sasol Canada Exploration and Production Limited Partnership (SCEP LP) which holds Sasol's upstream interests in the Sasol Talisman Montney Partnership in Canada	Canada	100
Sasol Canada Holdings Limited	Downstream studies and activities in Canada and limited partner with SCEPL in the SCEP LP	Canada	100
Sasol Polymers International Investments (Pty) Ltd.	Holding company for Sasol Polymers' foreign investments	South Africa	100
Sasol Synfuels International (Pty) Ltd.	Develop and implement international GTL and CTL ventures	South Africa	100
Sasol Wax International Aktiengesellschaft	Holding company for Sasol Wax (outside South Africa) operations	Germany	100
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	Germany	100
Tosas Holdings (Pty) Ltd.	Investment holding company	South Africa	75	(3)
National Petroleum Refiners of South Africa (Pty) Ltd.	Refining crude oil	South Africa	47,73	(3)
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Olefins and Surfactants GmbH	Germany	100
Sasol Germany GmbH	Production, marketing and distribution of (chemical products) olefin and surfactant products	Germany	100
Sasol Solvents Germany GmbH	Production and marketing of solvents	Germany	100
Sasol Italy SpA	Trading and transportation of oil products, petrochemicals and chemical products and derivatives	Italy	99,9
Sasol Holdings USA (Pty) Ltd.	To manage and hold the group's interests in the United States	South Africa	100
Sasol North America Inc.	Manufacturing of commodity and specialty chemicals	United States	100

(1)
This represents our effective holding through Sasol Mining Holdings (Pty) Ltd.

(2)
This represents our effective holding through Sasol Gas Holdings (Pty) Ltd.

(3)
This represents our effective holding through our 75% interest in Sasol Oil (Pty) Ltd.

 INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Country of incorporation	Interest %
Arya Sasol Polymer Company	Production of polyethylene	Iran	50
Chevron Sasol EGTL Limited	Investment activities in relation to the Escravos gas-to-liquids project	Bermuda	50
Ixia Coal (Pty) Ltd.	Investment activities Sasol Mining	South Africa	49	(4)
Merisol LP	Production, marketing and distribution of phenolics	United States	50
ORYX GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Petlin (Malaysia) Sdn. Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40
Sasol Chevron Holdings Limited	Holding company with Chevron corporation	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Production and marketing of maleic anhydride	Germany	50
Spring Lights Gas (Pty) Ltd.	Marketing of pipeline gas in the Durban South area	South Africa	49
Uzbekistan GTL LLC	Manufacturing and marketing of synthetic fuels from gas	Uzbekistan	44,5
Kubu Energy Resources (Pty) Ltd.	Manufacturing and marketing of synthetic fuels from coal bed methane	Botswana	50

(4)
This represents our effective holding through our 49% interest in Ixia Coal (Pty) Ltd.

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  Exhibit 8.1
LIST OF SUBSIDIARIES
INCORPORATED JOINTLY CONTROLLED ENTITIES